QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-142354, No. 333-150647, No. 333-157787, No. 333-164921, No. 333-168106 and No. 333-175926) and Forms S-3 (No. 333-150649 and No. 333-161948) of our reports dated February 27, 2014, relating to the consolidated financial statements, and the effectiveness of VIVUS, Inc.'s internal control over financial reporting, which appear in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 27, 2014 relating to the financial statement schedule which appears in this Annual Report on Form 10-K.

/s/ OUM & CO. LLP

San Francisco, California
February 27, 2014

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM